UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2015

CYPRESS SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

198 Champion Court San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-2600

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 13, 2015, Cypress Semiconductor Corporation (the “Company”) issued a press release announcing that it delivered to the Board of Directors of Integrated Silicon Solution, Inc. (“ISSI”) a letter dated May 13, 2015 setting forth the Company’s proposal to acquire for cash all of the outstanding shares of ISSI for $19.75 per share. In connection with the proposal, the Company has posted a presentation that provides information relating to the Company’s plans to acquire ISSI on the Company’s website at www.cypress.com. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The attached presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Exhibits.

(d) Exhibits

99.1	Presentation Regarding the Proposal to Acquire Integrated Silicon Solution, Inc. dated May 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2015	CYPRESS SEMICONDUCTOR CORPORATION

	By:	/s/ Thad Trent
Thad Trent Executive Vice President, Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Presentation Regarding the Proposal to Acquire Integrated Silicon Solution, Inc. dated May 13, 2015.